Annual Statement of Compliance

VIA: EMAIL

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 SW Millikan Way
Suite 200
Beaverton, Oregon 97005

Attention: Merrill Lynch Mortgage Investors Trust, Series 2006-SD1

Re: Pooling and Servicing Agreement (the "Agreement") dated as of August 1, 2006 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer and LaSalle Bank National Association, as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-SD1

I, Barbara L. Marik, a First Vice President of LaSalle Bank National Association, as Trustee hereby certify that:

(1) A review of the activities of the Trustee during the preceding calendar year and of the performance of the Trustee under the Agreement has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Trustee has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof.

Date: February 1, 2007

LaSalle Bank National Association, as Trustee

/s/ Barbara L Marik
Barbara L. Marik
First Vice President